                                                                   Exhibit 10.60


CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. Sections 200.800(b)(4), 200.83 and 240.24b-2



                     STEMEXPRESS PRODUCT PURCHASE AGREEMENT


                                     BETWEEN

                                 GENE LOGIC INC.

                                       AND

                      NeuralStem Biopharmaceuticals, Ltd.




                           DATED AS OF MARCH 27, 2000

                                TABLE OF CONTENTS

                                                                                      PAGE

1.       DEFINITIONS.................................................................   1
         1.1      "Affiliate"........................................................   1
         1.2      "Base Information".................................................   2
         1.3      "cDNA".............................................................   2
         1.4      "Control"..........................................................   2
         1.5      "Effective Date"...................................................   2
         1.6      "GeneExpress(TM)Data Warehouse.....................................   2
         1.7      "Gene Logic Software...............................................   2
         1.8      "Gene Logic Technology.............................................   2
         1.9      "Gene Products.....................................................   2
         1.10     "Improvement"......................................................   3
         1.11     "Patent Rights"....................................................   3
         1.12     "Program Inventions................................................   3
         1.13     "STEMExpress Data Mart"............................................   3
         1.14     "STEMExpress Product"..............................................   3
         1.15     "Therapeutic Products..............................................   3
         1.16     "Third Party"......................................................   3
2.       STEMEXPRESS(TM) PRODUCT DELIVERY............................................   3
         2.1      Delivery of the STEMExpress Product................................   3
3.       OWNERSHIP AND PURSUIT OF PATENTS AND OTHER RIGHTS AND INVENTIONS............   3
         3.1      Ownership of Inventions............................................   3
         3.2      Ownership of Gene Logic Technology.................................   3
         3.3      Pursuit of Intellectual Property Rights............................   4
         3.4      Cooperation........................................................   4
4.       LICENSES....................................................................   4
         4.1      Licenses to Gene Logic from NeuralStem.............................   4
         4.2      License to NeuralStem from Gene Logic..............................   5


                                       ii.

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                       PAGE

5.       PAYMENTS....................................................................    5
         5.1      STEMExpress Product Purchase Fee...................................    5
         5.2      Method of Payment..................................................    5
6.       CONFIDENTIALITY AND SECURITY................................................    5
         6.1      Security of STEMExpress  Product and Gene Logic Software...........    5
         6.2      Confidentiality....................................................    6
         6.3      Permitted Disclosures..............................................    6
         6.4      Publicity..........................................................    7
         6.5      Publication........................................................    7
7.       REPRESENTATIONS AND WARRANTIES..............................................    8
         7.1      Legal Authority....................................................    8
         7.2      Valid Licenses.....................................................    8
         7.3      No Conflicts.......................................................    8
         7.4      STEMExpress Product................................................    8
         7.5      Representation by Legal Counsel....................................    8
         7.6      Disclaimer.........................................................    8
8.       INDEMNIFICATION AND INSURANCE...............................................    9
         8.1      Indemnification by NeuralStem......................................    9
         8.2      Indemnification by Gene Logic......................................    9
         8.3      Conditions to Indemnification......................................    9
         8.4      Settlements........................................................    9
9.       GENERAL PROVISIONS..........................................................   10
         9.1      Assignment.........................................................   10
         9.2      Non-Waiver.........................................................   10
         9.3      Governing Law......................................................   10
         9.4      Partial Invalidity.................................................   10
         9.5      Notice.............................................................   10
         9.6      Headings...........................................................   11

                                      iii.

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                        PAGE
         9.7      No Implied Licenses................................................   11
         9.8      Force Majeure......................................................   11
         9.9      Survival...........................................................   11
         9.10     Entire Agreement...................................................   11
         9.11     Amendments.........................................................   11
         9.12     Independent Contractors............................................   11
         9.13     Counterparts.......................................................   11


                                      iv.

                     STEMEXPRESS PRODUCT PURCHASE AGREEMENT


         THIS STEMEXPRESS PRODUCT PURCHASE AGREEMENT ("Agreement") is made as of March 27, 2000, ("Effective Date") by and between GENE LOGIC INC., a Delaware corporation ("Gene Logic"), having an office at 708 Quince Orchard Road, Gaithersburg, Maryland 20878 and NEURALSTEM BIOPHARMACEUTICALS, LTD., a Maryland corporation, ("NeuralStem"), having an office at 387 Technology Drive, College Park, MD. Gene Logic and NeuralStem may each be referred to herein individually as a "Party" and collectively as the "Parties".

                                   WITNESSETH:

         WHEREAS, Gene Logic has developed technologies and know-how with respect to high throughput analysis of gene expression and gene regulation for use in the identification of drug targets for the discovery of pharmaceutical products;

         WHEREAS, Gene Logic has developed technologies and know-how with respect to high throughput analysis of gene expression and gene regulation for use in the identification of drug targets for the discovery of pharmaceutical products;

         WHEREAS, NeuralStem is a company engaged in the development and commercialization of therapies for neurological disorders;

         WHEREAS, Gene Logic and NeuralStem wish to enter into this Agreement to, among other things, provide NeuralStem with (i) perpetual, non-exclusive access to portions of the GeneExpress(TM) Data Warehouse referred to as a STEMExpress Data Mart and software analysis tools; and

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises, covenants and conditions contained herein, Gene Logic and NeuralStem agree as follows.

1.       DEFINITIONS

         The following capitalized terms shall have the meanings indicated for purposes of this Agreement:

         1.1 "AFFILIATE" shall mean any corporation, association or other entity which directly or indirectly controls, is controlled by or is under common control with the Party in question. As used in this definition of "Affiliate," the term "control" shall mean having the power to direct or cause the direction of the management and policies of an entity, whether through direct or indirect beneficial ownership of more than 50% of the voting or income interest in such corporation or other business entity. Notwithstanding the foregoing, for purposes of this Agreement, the term "Affiliate" shall not include subsidiaries in which a Party or its Affiliates owns a majority of the ordinary voting power to elect a majority of the board of directors but is


                                       1.

restricted from electing such majority by contract or otherwise, until such time a such restrictions are no longer in effect.

         1.2 "BASE INFORMATION" shall mean data and information comprising (i) gene expression profiles, (ii) nucleotide sequence information, (iii) protein sequence information and (iv) clinical and other information associated with tissue and cell samples and (v) any related annotated information regarding, for example, the source of the foregoing, their biological function(s), involvement in any metabolic or regulatory pathway(s), and relationship to any disease(s) or response to any agent(s).

         1.3 "cDNA" shall mean a DNA copy of a mRNA, including, without limitation, all cDNA clones and cDNA templates derived from a given gene transcript and its corresponding coding sequence, including the full length sequence.

         1.4 "CONTROL" shall mean possession of the ability to grant the licenses or sublicenses or to make the assignments as provided for herein without violating the terms of any agreement or other arrangement with any Third Party.

         1.5 "EFFECTIVE DATE" shall mean the date of this Agreement first written above.

         1.6 "GENEEXPRESS(TM) DATA WAREHOUSE" shall mean an organized database architecture containing Base Information.

         1.7 "GENE LOGIC SOFTWARE" shall mean software tools for the visualization, analysis, indexing and mining of data contained in the GeneExpress(TM) Data Warehouse, controlled by Gene Logic as of the Effective Date.

         1.8 "GENE LOGIC TECHNOLOGY" shall mean: (a) all discoveries, inventions, information, data, know-how, trade secrets and materials (whether or not patentable) that are Controlled by Gene Logic as of the Effective Date that relate to: (i) methods and devices for generating Base Information, (ii) the Gene Logic Software; (iii) the GeneExpress(TM) Data Warehouse other than the Base Information contained therein; and (b) all Patent Rights or other intellectual property rights controlled by Gene Logic to the extent they cover any of the foregoing.

         1.9 "GENE PRODUCTS" shall mean tangible products derived from utilizing the Base Information contained in the STEMExpress Data Mart, comprising (i) tangible products embodying gene expression profiles, (ii) tangible products embodying genes, ESTs, cDNAs, partial cDNAs, DNAs, corresponding full length cDNAs and associated genomic sequences (iii) proteins (iv) tangible products embodying or which use methods of using the foregoing based on their biological function(s), involvement in any metabolic or regulatory pathway(s), relationship to any disease(s) or response to any agent(s), and (v) commercial products which incorporate the foregoing.


                                       2.

         1.10 "IMPROVEMENT" shall mean any enhancement or improvement (whether or patentable) to the Gene Logic Technology that is made by either Party in the course of using the STEMExpress Product.

         1.11 "PATENT RIGHTS" shall mean all rights associated with all United States and foreign patents (including all reissues, extensions, confirmations, registrations, re-examinations, and inventor's certificates) and patent applications (including, without limitation, all substitutions, continuations, continuations-in-part and divisionals thereof).

         1.12 "PROGRAM INVENTIONS" shall mean any invention or discovery that is or may be patentable under the laws of the United States or other countries, and that is conceived or reduced to practice by either Party in the course of using the STEMExpress Product.

         1.13 "STEMEXPRESS DATA MART" shall mean a database containing a subset of the Base Information contained in the GeneExpress(TM) Data Warehouse associated with untreated, (i) diseased and normal human tissues, (ii) research cell lines and (iii) animal model systems, such as mouse and rat, [***].

         1.14 "STEMEXPRESS PRODUCT" shall mean a product which consists of the STEMExpress Data Mart and Gene Logic Software.

         1.15 "THERAPEUTIC PRODUCTS" shall mean Gene Products that are directly used for the therapeutic or prophylactic treatment of diseases or disorders in humans or animals, including, without limitation, cell therapy, gene therapy, antisense therapy and protein replacement therapy.

         1.16 "THIRD PARTY" shall mean any party other than NeuralStem or Gene Logic or an Affiliate of NeuralStem or Gene Logic.

2.       STEMEXPRESS(TM) PRODUCT DELIVERY.

         2.1 DELIVERY OF THE STEMEXPRESS PRODUCT. Gene Logic agrees to deliver the STEMExpress Product within three (3) days of the Effective Date.

3.       OWNERSHIP AND PURSUIT OF PATENTS AND OTHER RIGHTS AND INVENTIONS

         3.1 OWNERSHIP OF INVENTIONS. Except as otherwise provided in Article 3.2, the ownership of any Program Inventions shall be determined in accordance with United States patent law.

         3.2 OWNERSHIP OF GENE LOGIC TECHNOLOGY. Gene Logic shall own all rights to the Gene Logic Technology and Improvements thereof. NeuralStem hereby irrevocably assigns to Gene Logic all right, title and interest in and to Improvements to the Gene Logic Technology to the extent made by employees or agents of NeuralStem. In the event that NeuralStem is legally unable to make a required assignment of rights to Gene Logic, then NeuralStem agrees either to

                                             * CONFIDENTIAL TREATMENT REQUESTED
                                       3.

waive the enforcement of such rights against Gene Logic and any sublicensees and assignees; or to grant to Gene Logic an exclusive, irrevocable, perpetual, worldwide, fully-paid license, with right to sublicense through multiple tiers of sublicense, to such rights.

3.3      PURSUIT OF INTELLECTUAL PROPERTY RIGHTS.

                  (a) Gene Logic shall be responsible, in its sole discretion and at its sole cost, for the filing, prosecution and maintenance of Patent Rights, copyrights and other proprietary rights claiming or directed to: (i) Gene Logic Technology and Improvements thereto; and (ii) Program Inventions conceived solely by Gene Logic.

                  (b) NeuralStem shall be responsible, in its sole discretion and at its sole cost, for the filing, prosecution and maintenance of Patent Rights, copyrights and other proprietary rights claiming or directed to Program Inventions conceived solely by NeuralStem.

         3.4 COOPERATION. Each Party agrees to cooperate upon request of the other Party in the preparation and prosecution of all Patent Rights and other proprietary rights under this Article 3 and in the maintenance of any patents, copyrights or other similar rights issued thereon; the requesting Party shall reimburse the cooperating Party for its reasonable out-of-pocket expenses incurred in connection with such cooperation as requested by the other Party. Such cooperation will include the execution of all documents necessary or desirable for the requesting Party to fulfill its obligations hereunder.

4.       LICENSES

4.1      LICENSES TO GENE LOGIC FROM NEURALSTEM

         (a) BASE INFORMATION LICENSE. NeuralStem hereby grants to Gene Logic a non-exclusive, irrevocable, perpetual, worldwide, fully-paid license, with right to sublicense through multiple tiers of sublicense, under all rights (including Patent Rights) which NeuralStem has in the Base Information in the STEMExpress Data Mart.

                  (b) [***]. If NeuralStem desires to [***], or [***], NeuralStem shall inform Gene Logic thereof in writing. If Gene Logic is interested in [***], it shall inform NeuralStem of its interest in writing within [***] days ("Notice Period") after the receipt of the written notice from NeuralStem, and the Parties shall thereafter [***] during an additional period of [***] days ("[***] Period") such [***] Period to be extended for as long as the Parties are [***]. If Gene Logic does not provide written notice of its interest to NeuralStem within the Notice Period, or [***], Gene Logic's [***] shall expire, and NeuralStem shall be free to [***].

                                             * CONFIDENTIAL TREATMENT REQUESTED


                                       4.

4.2      LICENSE TO NEURALSTEM FROM GENE LOGIC

                  (a) LICENSE TO THE STEMEXPRESS PRODUCT. Subject to the terms and conditions of this Agreement, including without limitation payment of the StemExpress Product Purchase Fee under Section 5.1, Gene Logic hereby grants to NeuralStem a perpetual, royalty-free, non-exclusive, non-sublicensable (except to NeuralStem's Affiliates), non-transferable (except as provided in Section 9.1 hereof), worldwide license to use the Base Information in the STEMExpress Product to perform internal research and drug discovery and development activities.

                  (b) RESTRICTION ON DISCLOSURE AND RESALE. Except for disclosure to NeuralStem's Affiliates, and NeuralStem's and NeuralStem's Affiliates' respective employees and consultants to the extent permitted under
Section 6.2, NeuralStem shall not provide Base Information contained within the STEMExpress Product or any Gene Logic Technology or Improvement thereto to any Third Party for any reason without prior written consent of Gene Logic, which consent shall not be unreasonably withheld or delayed. The Parties acknowledge and agree that NeuralStem may desire to enter into collaborations with or grant licenses to Third Parties to develop pharmaceutical products, including Therapeutic Products, and that it is reasonable to disclose to Third Parties specific Base Information contained within the STEMExpress Product in connection with such collaborations or licenses. The Parties further acknowledge and agree that NeuralStem shall have no right to disclose to Third Parties Base Information contained within the STEMExpress Product, for use in generating a data base containing Base Information that will be made available to other Third Parties on a commercial basis.

5.       PAYMENTS

         5.1 STEMEXPRESS PRODUCT PURCHASE FEE. An irrevocable fee will be paid by NeuralStem to Gene Logic of one million five hundred thousand dollars ($1,500,000), within thirty (30) days of the Effective Date.

         5.2 METHOD OF PAYMENT. All payments to be made under this Agreement shall be made in United States dollars in the United States to a bank account designated by Party receiving such payment by wire transfer pursuant to the instructions set forth on Schedule 5.2.

6.       CONFIDENTIALITY AND SECURITY

         6.1 SECURITY OF STEMEXPRESS PRODUCT AND GENE LOGIC SOFTWARE. The Parties agree that the following additional terms and conditions apply to the information and data contained in or derived from the STEMExpress Product provided under the provisions of this Agreement:

         (a) NeuralStem may use the STEMExpress Product only in secure work facilities by authorized personnel and shall not make any copies of the data contained in the


                                       5.

STEMExpress Product, except as necessary to enable NeuralStem and its Affiliates to perform internal research and drug discovery and development activities.

                  (b) NeuralStem will promptly notify Gene Logic of any (i) loss, theft or unauthorized disclosure of data contained in the STEMExpress Product; and (ii) unauthorized access to the STEMExpress Product.

6.2      CONFIDENTIALITY.

                  (a) Except as specifically permitted hereunder, each Party hereby agrees to hold in confidence and not use on behalf of itself or others all technology, data, samples, technical and economic information (including the economic terms hereof), commercialization, clinical and research strategies, know-how and trade secrets provided by the other Party (the "Disclosing Party") from the date of that certain confidentiality agreement between the parties dated August 12, 1999 and all data, results and information developed pursuant to this Agreement that are solely owned by the Disclosing Party or jointly owned by the parties (collectively the "Confidential Information"), except that the term "Confidential Information" shall not include:

                      (i) information that is or becomes part of the public domain other than through a breach of this Agreement by the non-Disclosing Party or its Affiliates;

                      (ii) information that is obtained after the Effective Date hereof by the non-Disclosing Party or one of its Affiliates from any Third Party which is lawfully in possession of such Confidential Information and not in violation of any contractual or legal obligation to the Disclosing Party with respect to such Confidential Information;

                      (iii) information that was already known to the non-Disclosing Party or one or more of its Affiliates prior to disclosure by the Disclosing Party, as evidenced by the non-Disclosing Party's written records;

                      (iv) information that is required to be disclosed to any governmental authorities or pursuant to any regulatory filings, but only to the limited extent of such legally required disclosure; and

                  (v) information which has been independently developed by the non-Disclosing Party without the aid or use of Confidential Information as shown by competent written evidence.

                  (b) The obligations of this Section 6.2(b) shall survive for a period of five (5) years from the Effective Date.

         6.3 PERMITTED DISCLOSURES. Confidential Information may be disclosed to employees, agents, consultants or sublicensees of the non-Disclosing Party or its Affiliates, but only to the extent required to accomplish the purposes of this Agreement and only if the non-Disclosing Party obtains prior agreement from its employees, agents, consultants and sublicensees to whom disclosure is to be made to hold in confidence and not make use of such information for any

                                       6.

purpose other than those permitted by this Agreement. Each Party will use at least the same standard of care as it uses to protect proprietary or confidential information of its own to ensure that such employees, agents, consultants do not disclose or make any unauthorized use of the Confidential Information. Notwithstanding any other provision of this Agreement, each Party may disclose the terms of this Agreement to lenders, investment bankers and other financial institutions of its choice solely for purposes of financing the business operations of such Party either (i) upon the written consent of the other Party or (ii) if the disclosing Party obtains a signed confidentiality agreement with such financial institution with respect to such information, upon terms substantially similar to those contained in this Section 6. In addition, notwithstanding any other provisions of this Agreement, nothing herein shall limit Gene Logic's ability to grant non-exclusive access to the Base Information contained within the STEMExpress Data Mart to multiple subscribers.

         6.4 PUBLICITY. The parties agree that a press release announcing the matters covered by this Agreement will be prepared in advance and will be subject to the mutual approval of the parties, which approval will not unreasonably be withheld; provided, however, that either Party may (i) publicize the existence and general subject matter of this Agreement consistent with previous press releases and statements without the other Party's approval and
(ii) disclose the terms of this Agreement only to the extent required to comply with applicable securities laws.

         6.5 PUBLICATION. The Parties shall cooperate in appropriate publication of the results of activities contemplated by this Agreement, but subject to the predominating interest to obtain patent protection for any patentable subject matter and to Gene Logic's business interest in preserving the value of the GeneExpress(TM) Data Warehouse. To this end, prior to any public disclosure of such results, the Party proposing disclosure shall send the other Party a copy of the information to be disclosed, and shall allow the other Party 30 days from the date of receipt in which to determine whether the information to be disclosed contains subject matter for which patent protection should be sought prior to disclosure, otherwise contains Confidential Information of the reviewing Party, or, with respect to any proposed disclosure by NeuralStem, contains information that Gene Logic reasonably believes would impair the value of the GeneExpress(TM) Data Warehouse. The Party proposing disclosure shall be free to proceed with the disclosure unless prior to the expiration of such 30-day period the non-disclosing Party notifies the other Party that the disclosure contains subject matter for which patent protection should be sought or Confidential Information of the non-disclosing Party or, if NeuralStem is the disclosing Party, Gene Logic notifies NeuralStem that Gene Logic reasonably believes that the disclosure would impair the value of the GeneExpress(TM) Data Warehouse, and the Party proposing publication shall then delay public disclosure of the information for an additional period of up to three months to permit the preparation and filing of a patent application on the subject matter to be disclosed or for the parties to determine a mutually acceptable modification to such publication to protect the Confidential Information of the non-disclosing Party adequately or to address Gene Logic's concern regarding impairment of the value of the GeneExpress(TM) Data Warehouse. The Party proposing disclosure shall thereafter be free to publish or disclose the information. The determination of authorship for any paper shall be in accordance with accepted scientific practice.


                                       7.

7.       REPRESENTATIONS AND WARRANTIES

         7.1 LEGAL AUTHORITY. Each Party represents and warrants to the other that (i) it is a corporation or entity duly organized and validly existing under the laws of the state or other jurisdiction of incorporation or formation; (ii) it has the legal power, authority and right to enter into this Agreement and to perform its respective obligations set forth herein; and (iii) the execution, delivery and performance of this Agreement by such Party has been duly authorized by all requisite corporate officials and do not require any shareholder action or other approval.

         7.2 VALID LICENSES. Each Party represents and warrants to the other Party that it has authority to grant the rights and licenses set forth in this Agreement.

         7.3 NO CONFLICTS. Each Party represents and warrants that as of the Effective Date of this Agreement it is not a party to any agreement or arrangement with any Third Party or under any obligation or restriction, including pursuant to its Certificate of Incorporation or Bylaws, which in any way limits or conflicts with its ability to fulfill any of its obligations under this Agreement.

         7.4 STEMEXPRESS PRODUCT. Gene Logic hereby represents and warrants (i) that it has the right to sell NeuralStem the STEMExpress Product, and (ii) that to the best of the knowledge of the undersigned representative of Gene Logic as of the Effective Date, the use of the STEMExpress Product as envisaged in this Agreement does not infringe on the rights of any Third Parties.

         7.5 REPRESENTATION BY LEGAL COUNSEL. Each Party hereto represents that it has been represented by legal counsel in connection with the drafting of this Agreement and acknowledges that it has participated in the drafting hereof. In interpreting and applying the terms and provisions of this Agreement, the Parties agree that no presumption shall exist or be implied against the Party that drafted such term or provision.

         7.6 DISCLAIMER. Except as expressly set forth in this Agreement, EACH PARTY MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THERE ARE NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR THAT THE USE OF THE INFORMATION, MATERIALS, SOFTWARE AND OTHER TECHNOLOGY PROVIDED HEREUNDER WILL NOT INFRINGE ANY PATENT, COPYRIGHT, TRADEMARK, OR OTHER RIGHTS OF ANY THIRD PARTY. NEITHER PARTY MAKES ANY WARRANTY OF ANY KIND AS TO THE PATENTABILITY OF ANY DISCOVERY MADE OR TECHNOLOGY DEVELOPED UNDER THIS AGREEMENT. EACH PARTY ACKNOWLEDGES THAT THIS AGREEMENT PROVIDES FOR AN INNOVATIVE PROGRAM UTILIZING NEW TECHNOLOGIES AND THAT NO WARRANTY IS MADE AS TO THE UTILITY OF ANY INFORMATION, MATERIALS, SOFTWARE OR OTHER TECHNOLOGY PROVIDED HEREUNDER.



                                       8.

8.       INDEMNIFICATION AND INSURANCE

         8.1 INDEMNIFICATION BY NEURALSTEM. NeuralStem shall indemnify, defend and hold harmless Gene Logic and its Affiliates, and each of its and their respective employees, officers, directors and agents (each, a "Gene Logic Indemnified Party") from and against any and all liability, loss, damage, cost, and expense (including reasonable attorneys' fees) (collectively, a "Liability") which the Gene Logic Indemnified Party may incur, suffer or be required to pay resulting from or arising in connection with any Third Party action or claim based upon (i) the breach by NeuralStem of any covenant, representation or warranty contained in this Agreement, or (ii) negligence or willful misconduct by NeuralStem, its Affiliates, employees or agents. Notwithstanding the foregoing, NeuralStem shall have no obligation under this Agreement to indemnify, defend or hold harmless any Gene Logic Indemnified Party with respect to claims, demands, costs or judgments which result from willful misconduct or negligent acts or omissions of Gene Logic, its Affiliates, or any of their respective employees, officers, directors or agents.

         8.2 INDEMNIFICATION BY GENE LOGIC. Gene Logic shall indemnify, defend and hold harmless NeuralStem and its Affiliates, and each of its and their respective employees, officers, directors and agents (each, a "NeuralStem Indemnified Party") from and against any Liability which the NeuralStem Indemnified Party may incur, suffer or be required to pay resulting from or arising in connection with any Third Party action or claim based upon (i) the breach by Gene Logic of any covenant, representation or warranty contained in this Agreement, or (ii) the negligence or willful misconduct by Gene Logic, its Affiliates, employees or agents. Notwithstanding the foregoing, Gene Logic shall have no obligation under this Agreement to indemnify, defend, or hold harmless any NeuralStem Indemnified Party with respect to claims, demands, costs or judgments which result from willful misconduct or negligent acts or omissions of NeuralStem, its Affiliates, or any of their respective employees, officers, directors or agents.

         8.3 CONDITIONS TO INDEMNIFICATION. The obligations of the indemnifying Party under Sections 8.1 and 8.2 are conditioned upon the delivery of written notice to the indemnifying Party of any potential Liability promptly after the indemnified Party becomes aware of such potential Liability. The indemnifying Party shall have the right to assume the defense of any suit or claim related to the Liability if it has assumed responsibility for the suit or claim in writing; however, if in the reasonable judgment of the indemnified Party, such suit or claim involves an issue or matter which could have a materially adverse effect on the business operations or assets of the indemnified Party, the indemnified Party may waive its rights to indemnity under this Agreement and control the defense or settlement thereof, but in no event shall any such waiver be construed as a waiver of any indemnification rights such Party may have at law or in equity. If the indemnifying Party defends the suit or claim, the indemnified Party may participate in (but not control) the defense thereof at its sole cost and expense.

         8.4 SETTLEMENTS. Neither Party may settle a claim or action related to a Liability without the consent of the other Party, if such settlement would impose any monetary obligation on the other Party or require the other Party to submit to an injunction or otherwise limit the other its Affiliates, employees, agents, officers and directors (each an "Indemnified Party") permitted from and against any judgments or settlements.


                                       9.

9.       GENERAL PROVISIONS

         9.1 ASSIGNMENT. This Agreement shall not be assignable by either Party without the prior written consent of the other Party, such consent not to be unreasonably withheld or delayed, except a Party may make such an assignment without the other Party's consent to Affiliates or to a successor to substantially all of the business of such Party, whether in merger, sale of stock, sale of assets or other transaction; provided, however, that in the event of such transaction, no intellectual property rights of any Affiliate or Third Party that is an acquiring party shall be included in the technology licensed hereunder. This Agreement shall be binding upon and inure to the benefit of the parties' successors, legal representatives and assigns. Notwithstanding the foregoing, NeuralStem may not assign any of its rights or obligations under this Agreement to any of the competitors listed in Schedule 9.1.

         9.2 NON-WAIVER. The waiver by either of the parties of any breach of any provision hereof by the other Party shall not be construed to be a waiver of any succeeding breach of such provision or a waiver of the provision itself.

         9.3 GOVERNING LAW. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware other than those provisions governing conflicts of law.

         9.4 PARTIAL INVALIDITY. If and to the extent that any court or tribunal of competent jurisdiction holds any of the terms or provisions of this Agreement, or the application thereof to any circumstances, to be invalid or unenforceable in a final nonappealable order, the parties shall use their best efforts to reform the portions of this Agreement declared invalid to realize the intent of the parties as fully as practicable, and the remainder of this Agreement and the application of such invalid term or provision to circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each of the remaining terms and provisions of this Agreement shall remain valid and enforceable to the fullest extent of the law.

         9.5 NOTICE. Any notice to be given to a Party under or in connection with this Agreement shall be in writing and shall be (i) personally delivered,
(ii) delivered by a nationally recognized overnight courier, (iii) delivered by certified mail, postage prepaid, return receipt requested or (iv) delivered via facsimile, with receipt confirmed, to the Party at the address set forth below for such Party:

         To NeuralStem:                          To Gene Logic:

         387 Technology Drive                    708 Quince Orchard Road
         College Park, MD  20742                 Gaithersburg, Maryland  20878
         Attn:   Chief Executive Officer         Attn:  Chief Financial Officer
         Phone: (301) 571-9323                   Phone:  (301) 987-1700
         Fax:     (301) 405-7393                 Fax:  (301) 987-1701

or to such other address as to which the Party has given written notice thereof. Such notices shall be deemed given upon receipt.


                                      10.

         9.6 HEADINGS. The headings appearing herein have been inserted solely for the convenience of the parties hereto and shall not affect the construction, meaning or interpretation of this Agreement or any of its terms and conditions.

         9.7 NO IMPLIED LICENSES. No right or license under any patent application, issued patent, know-how or other proprietary information is granted or shall be granted by implication. All such rights or licenses are or shall be granted only as expressly provided in the terms of this Agreement.

         9.8 FORCE MAJEURE. No failure or omission by the parties hereto in the performance of any obligation of this Agreement shall be deemed a breach of this Agreement nor shall it create any liability if the same shall arise from any cause or causes beyond the reasonable control of the affected Party, including, but not limited to, the following, which for purposes of this Agreement shall be regarded as beyond the control of the Party in question: acts of nature; acts or omissions of any government; any rules, regulations, or orders issued by any governmental authority or by any officer, department, agency or instrumentality thereof; fire; storm; flood; earthquake; plague of epic proportion; accident; war; rebellion; insurrection; riot; invasion; strikes; and labor lockouts; provided that the Party so affected shall use its best efforts to avoid or remove such causes of nonperformance and shall continue performance hereunder with the utmost dispatch whenever such causes are removed.

         9.9 SURVIVAL. Sections 3.1, 3.2, 3.3, 3.4, 4.1, 4.2, 6.2, 6.3, 7, 8
(including the provisions therein that are contemplated to continue following termination), 9.1, 9.4 and 9.10 shall survive the termination or expiration of this Agreement.

         9.10 ENTIRE AGREEMENT. This Agreement, including the exhibits and schedules hereto, constitutes the entire understanding between the parties with respect to the subject matter contained herein and supersedes any and all prior agreements, understandings and arrangements whether oral or written between the parties relating to the subject matter hereof.

         9.11 AMENDMENTS. No amendment, change, modification or alteration of the terms and conditions of this Agreement shall be binding upon either Party unless in writing and signed by the Party to be charged.

         9.12 INDEPENDENT CONTRACTORS. It is understood that both parties hereto are independent contractors and are engaged in the operation of their own respective businesses, and neither Party hereto is to be considered the agent or NeuralStem of the other Party for any purpose whatsoever. Neither Party has any authority to enter into any contracts or assume any obligations for the other Party or make any warranties or representations on behalf of the other Party.

         9.13 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.


                                      11.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

GENE LOGIC INC.                             NEURALSTEM BIOPHARMACEUTICALS, LTD.


By:/s/ Mark Gessler                         By: /s/ I. Richard Garr
   -------------------------------             -----------------------------
     Mark Gessler, President & COO              Name: I. Richard Garr, CEO


                                      12.

                                  SCHEDULE 1.13

                      STEMEXPRESS BASE INFORMATION CONTENT



                                      [***]



                                       i.


                                             *CONFIDENTIAL TREATMENT REQUESTED

                                  SCHEDULE 5.2

                       WIRE TRANSFER PAYMENT INSTRUCTIONS


     To Gene Logic:

     Bank:                                       Investors Bank & Trust Company
     Location:                                   200 Clarendon
                                                 Boston, MA  02116
     ABA #:                                      [***]
     For further credit to client funds #:       [***]
     Account Name:                               GENE LOGIC INC.
     Account #:                                  [***]

                                             *CONFIDENTIAL TREATMENT REQUESTED

                                  SCHEDULE 9.1


                                      [***]


                                       iii

                                             *CONFIDENTIAL TREATMENT REQUESTED